Exhibit 5.1

Nicole C. Brookshire

T: +1 617 937 2316

mrecht@cooley.com

June 15, 2015

Alarm.com Holdings, Inc.

8150 Leesburg Pike

Vienna, Virginia 22182

Ladies and Gentlemen:

We have acted as counsel to Alarm.com Holdings Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the offering of up to 8,050,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), including up to 1,050,000 shares that may be sold pursuant to the exercise of an over-allotment option, pursuant to the Registration Statement (No. 333-204428) on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Company’s Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, as amended, as currently in effect, its forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be effective upon the closing of the Company’s initial public offering and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

500 Boylston Street, Boston, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 www.cooley.com

Alarm.com Holdings, Inc. June 15, 2015 Page Two

Very truly yours,

Cooley LLP

By:	/s/ Nicole C. Brookshire
Nicole C. Brookshire

500 Boylston Street, Boston, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 www.cooley.com